UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2012

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 11, 2012, Lantheus Medical Imaging, Inc. (the “Registrant”) entered into an amendment of the terms of its existing revolving credit facility with a syndicate of banks and Bank of Montreal, as the administrative agent (the “Amendment”).  The Amendment revised the financial covenants to increase the maximum consolidated total leverage ratio and decrease the minimum consolidated interest coverage ratio, for future fiscal quarters, starting with the quarter ended September 30, 2012.  Additionally, the Amendment broadened the definitions of “Annualized EBITDA” and “Consolidated EBITDA” and made a clarifying change to the definition of “Consolidated Net Income”. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of November 2, 2012, Dana Washburn, M.D. will resign as Chief Medical Officer of the Registrant for personal reasons.  Dr. Washburn will not receive any compensation or other payments in connection with his resignation from the Registrant.  Dr. Washburn’s departure is not related to, and is not expected to have any effect on, the Registrant’s on-going clinical development program, including the Registrant’s Phase 3 flurpiridaz F 18 clinical trials.  The functions performed by Dr. Washburn will be initially covered by current members of the Registrant’s senior management team.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1

Amendment No. 3 to Credit Agreement, dated as of October 11, 2012, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and General Counsel

Date: October 16, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1

Amendment No. 3 to Credit Agreement, dated as of October 11, 2012, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.